UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2017

FREQUENCY ELECTRONICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8061	11-1986657
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Charles Lindbergh Blvd., Mitchel Field, NY	11553
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 794-4500

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.                     Termination of a Material Definitive Agreement.

Frequency Electronics, Inc., a Delaware corporation (the “Company”), has voluntarily terminated the Credit Agreement, dated as of June 6, 2013, between the Company and JPMorgan Chase Bank, N.A., as amended by the Waiver and Amendment to Revolving Credit Facility, dated December 15, 2016  (together, the “Credit Agreement”) in order to save the fees and expenses associated with maintaining the facility. The termination was effective as of February 7, 2017, and, at the time of such termination, there were no borrowings outstanding under the Credit Agreement’s $25 million revolving credit facility.  The Company did not incur an early termination fee as a result of the termination.
The material terms of the Credit Agreement and the Waiver and Amendment to Revolving Credit Facility were previously described in Current Reports on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission on June 11, 2013 and December 12, 2016, respectively, which descriptions are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2017	FREQUENCY ELECTRONICS, INC. By: /s/ Steven Bernstein Name: Steven Bernstein Title: Chief Financial Officer